UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2016

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 and 2015 Executive Incentive Compensation Plan Targets

On December 18, 2015, the Board of Directors (Board) of the Federal Home Loan Bank of Topeka (FHLBank) adopted revisions to FHLBank’s 2014 and 2015 Executive Incentive Compensation Plan (EICP) Targets. Before becoming effective, the FHLBank must first receive notification from the Federal Housing Finance Agency of non-objection for the revisions to the EICP Targets, which was received on January 15, 2016. The EICP is a cash-based annual incentive plan with a long-term deferral component that establishes individual incentive compensation award opportunities related to achievement of performance objectives by FHLBank during each performance period as defined in the EICP and set forth in each EICP Targets document.

The amendments to the 2014 and 2015 EICP Targets documents include four key changes to the long-term Deferral Performance Period Metrics, and apply to the 2015-2017 Deferral Performance Period under the 2014 EICP Targets and the 2016-2018 Deferral Performance Period for the 2015 EICP Targets. First, the revisions approved by FHLBank’s Board take into account the recently completed merger of the FHLBanks of Seattle and Des Moines by changing the denominator for each of the Threshold, Target and Optimum metrics to reflect FHLBank is measured against 11 total FHLBanks, and changing the Target for each of the metrics from 6/12 FHLBanks to 5/11 FHLBanks. Second, the revisions approved by FHLBank’s Board revise the long-term performance metrics to reflect FHLBank’s focus on Total Regulatory Capital. This change included revising the calculation of the Total Return metric by replacing Average Capital with Total Regulatory Capital in the denominator and revising the Market Value of Equity ratio by replacing Total Regulatory Capital Stock with Total Regulatory Capital in the denominator. Third, FHLBank’s Board revised the threshold achievement level for each of the metrics by providing that if FHLBank’s performance is 10/11 or 11/11 compared to the other FHLBanks, Participants in the EICP would receive 75 percent of their Final Deferred Incentive Award for that metric. Finally, FHLBank’s Board established a Minimum Requirement for Receiving a Final Deferred Incentive Award that requires FHLBank to have a Market Value of Equity of not less than 100 percent of Total Regulatory Capital Stock outstanding, as of the last day of the Deferral Performance Period, in order for Participants to be eligible to receive a Final Deferred Incentive Award.

Total awards payable under the 2014 and 2015 EICP Targets are not determinable at this time.

A copy of the 2014 and 2015 EICP Targets are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

A description of the EICP and other compensation and benefits provided or made available to FHLBank’s Named Executive Officers may be found in "Item 11 – Executive Compensation" of FHLBank’s Annual Report on Form 10-K filed with the SEC on March 13, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 2014 Executive Incentive Compensation Plan Targets, revised December 18, 2015.

10.2 2015 Executive Incentive Compensation Plan Targets, revised December 18, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

January 21, 2016	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	2014 Executive Incentive Compensation Plan Targets, revised December 18, 2015.
10.2	2015 Executive Incentive Compensation Plan Targets, revised December 18, 2015.